Exhibit 10.1
AMENDMENT NO. 5 TO CREDIT AGREEMENT
     Amendment No. 5, dated as of April 29, 2011 (this “Fifth Amendment”), to the Credit Agreement, dated as of June 7, 2006 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), by and among CUMULUS MEDIA INC., a Delaware corporation (the “Borrower”), the various subsidiaries of Borrower party hereto, the several banks and other financial institutions parties thereto (the “Lenders”), and GENERAL ELECTRIC CAPITAL CORPORATION as administrative agent for the Lenders thereunder (in such capacity, the “Administrative Agent”).
W I T N E S S E T H:
     WHEREAS, the Borrower desires to amend the Credit Agreement to provide for certain changes to the Credit Agreement, and the parties signatory hereto are willing to agree to the requested amendments on the terms and conditions contained herein;
     NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     Defined Terms. Unless otherwise defined herein, capitalized terms that are defined in the Credit Agreement are used herein as therein defined.
     A. Amendments to Credit Agreement.
     1. Amendments to Section 1.01 of the Credit Agreement.
     (i) The following new definitions shall hereby be added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:
     “Additional Lender” has the meaning assigned to such term in Section 2.19.
     “Escrow Entity” means a special purpose escrow subsidiary of the Borrower or a newly formed special purpose corporation (which may not be a subsidiary of the Borrower) formed for the sole purpose of issuing debt securities, the proceeds of which will be placed in escrow pursuant to a customary escrow agreement that contemplates the release of such proceeds upon the earlier of (a) the closing of the acquisition of Citadel Broadcasting Corporation to fund a portion of the consideration in respect of such acquisition or (b) June 8, 2012 to fund a special redemption of such debt securities at a redemption price of 100% of the principal amount thereof, if redeemed during the first 90 days following the issuance of such debt securities, or 101% of the principal amount thereof if redeemed thereafter; provided that such Escrow Entity (a) shall have no Indebtedness other than Non-Recourse Debt; (b) shall be a Person with respect to which neither the Borrower nor any of its Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests of such Person or (y) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and (c) shall not guarantee or otherwise provide credit support for any Indebtedness of the Borrower or any of its Subsidiaries.
     “Fifth Amendment” means the Amendment No. 5 to Credit Agreement dated as of April 29, 2011 by and among the Borrower, the Administrative Agent and the Lenders party thereto.
     “Fifth Amendment Effective Date” means the date on which each of the conditions set forth in Section B.1. of the Fifth Amendment have been satisfied or waived.
     “Non-Recourse Debt” means Indebtedness (a) no default with respect to which would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Borrower or any of its Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity and (b) as to which the lenders or holders thereof will not have any recourse to the capital stock or assets of the Borrower or any of its Subsidiaries.
     “Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a weighted average life to maturity equal to or greater than the weighted average life to maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, taken as a whole, (d) the Administrative Agent has received a certificate from the Borrower addressed to the Administrative Agent and the Lenders certifying that the terms and conditions (including, if applicable, as to collateral) of any such modified, refinanced, refunded, renewed or extended Indebtedness are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended, (e) such modification, refinancing, refunding, renewal or extension is incurred by the Person or Persons who are the obligors on the Indebtedness being modified, refinanced, refunded, renewed or extended, (f) any guarantor of any such modified, refinanced, refunded, renewed or extended Indebtedness shall be a Loan Party and (g) at the time thereof, no Event of Default shall have occurred and be continuing.
     “Secured Leverage Ratio” means, on any date, the ratio of (a) Total Indebtedness that is secured by Liens as of such date to (b) Adjusted EBITDA for the period of four consecutive fiscal quarters of the Borrower ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Borrower most recently ended prior to such date).
     “Senior Notes” means senior notes issued or incurred by the Borrower on or after the Fifth Amendment Effective Date; provided that, in any event, such Senior Notes (x) shall have a final maturity date that is not earlier than 95 days after the Term Loan Maturity Date and shall have no scheduled amortization prior to such date (it being understood that such Senior Notes may have mandatory prepayment, repurchase or redemption provisions in connection with (i) sales of assets, (ii) a change in control and (iii) the exercise of remedies in connection with the occurrence of an event of default), and (y) shall not be secured by Liens on any assets.
     (ii) Section 1.01 of the Credit Agreement is hereby amended by deleting the following definition in its entirety: “Total Leverage Trigger Date”.
     (iii) The definition of “Adjusted EBITDA” in Section 1.01 of the Credit Agreement is hereby amended by adding the phrase “and the Secured Leverage Ratio” immediately following the phrase “the Total Leverage Ratio” appearing in clause (a)(iii) thereof.
     (iv) The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended by adding the following new clause (vii) immediately following clause (vi) thereof:
     “plus (vii) reasonable and customary transaction costs (including without limitation, all reasonable and customary fees and expenses of attorneys, accountants and other consultants, all reasonable and customary underwriting or placement agent fees, and reasonable and customary fees and expenses of any trustee, registrar or transfer agent) incurred and paid in connection with the Fifth Amendment and the issuance of any Senior Notes, in each case to the extent incurred and paid,”
     (v) The definition of “Net Proceeds” in Section 1.01 of the Credit Agreement is hereby amended by deleting the text of such definition in its entirety and replacing it with the following:
     “Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds (excluding proceeds of business interruption insurance), and

(iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Borrower and the Subsidiary Loan Parties to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the Borrower and the Subsidiary Loan Parties as a result of such event to repay Indebtedness (other than Loans) secured by such asset, (iii) in the case of the issuance of the Senior Notes, the excess, if any, of (x) the aggregate amount of cash proceeds received in respect of such issuance minus (y) the sum of (1) the aggregate outstanding principal amount of the Term Loans as of the date such cash proceeds are received and (2) all reasonable fees and out-of-pocket expenses paid or incurred by the Borrower and the Subsidiary Loan Parties to third parties (other than Affiliates) in connection with the issuance of the Senior Notes and (iv) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrower or any of the Subsidiary Loan Parties, and the amount of any reserves established by the Borrower and the Subsidiary Loan Parties to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower).
     (vi) The definition of “Prepayment Event” in Section 1.01 of the Credit Agreement is hereby amended by deleting the phrase “clauses (a)(iii), (iv) and (v)” in its entirety and replacing it with “clauses (a)(i), (iii), (iv) and (v)”.
     (vii) The definition of “Subsidiary” in Section 1.01 of the Credit Agreement is hereby amended by deleting the text of such definition in its entirety and replacing it with the following:
          “Subsidiary” means any subsidiary of the Borrower; provided that, so long as the Borrower owns no more than 50% of the equity interest in and has no more than 50% of the ordinary voting power of any CSMS Counterparty, such CSMS Counterparty shall not be considered a Subsidiary of the Borrower; provided, further that Cumulus Media Partners, CMP Holdings, Susquehanna Holdings and each of their subsidiaries will not be considered Subsidiaries of the Borrower regardless of the percentage of equity interests and ordinary voting power owned by the Borrower; and provided, further that the Escrow Entity shall not be considered a Subsidiary of the Borrower regardless of the percentage of equity interests and ordinary voting power owned by the Borrower.
     2. Amendment to Section 2.07 of the Credit Agreement. Section 2.07 of the Credit Agreement is hereby amended by replacing such Section in its entirety with the following:
     SECTION 2.07 Termination and Reduction of Commitments. (a) Unless previously terminated, (i) the Term Loan Commitments shall terminate at 5:00 p.m., New York City time, on July 10, 2006 and (ii) the Revolving Commitments shall terminate on the Revolving Maturity Date.

          (b) The Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the sum of the Revolving Exposures would exceed the total Revolving Commitments.
          (c) Each Revolving Lender may, at its option, at any time following the first date on which any Indebtedness is incurred under any Incremental Facilities pursuant to Section 2.19, terminate or reduce its Revolving Commitment; provided that each partial reduction of the Revolving Commitment held by such Revolving Lender shall be in an amount that is an integral multiple of $1,000,000.
          (d) The Borrower or the Revolving Lender, as applicable, shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraphs (b) or (c) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Revolving Lenders (and the Borrower, in the case of a termination or reduction under paragraph (c) of this Section) of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Commitments shall be permanent. Each reduction of the Revolving Commitments made pursuant to paragraph (b) of this Section shall be made ratably among the Revolving Lenders in accordance with their respective Revolving Commitments.
     3. Amendments to Section 2.10 of the Credit Agreement.
     (a) Section 2.10 of the Credit Agreement is hereby amended by replacing clause (b) of such Section in its entirety with the following:
     (b) In the event and on each occasion that (i) the sum of the Revolving Exposures exceeds the total Revolving Commitments, the Borrower shall prepay Revolving Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.04(j)) in an aggregate amount equal to such excess or (ii) the Revolving Exposure with respect to any Revolving Lender exceeds the Revolving Commitment of such Revolving Lender, the Borrower shall prepay Revolving Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the

Administrative Agent pursuant to Section 2.04(j)) in an aggregate amount sufficient to reduce such Revolving Exposure by an amount equal to such excess.
     (b) Section 2.10 of the Credit Agreement is hereby further amended by adding the following sentence at the end of clause (d) thereof:
     Notwithstanding the foregoing or anything else herein to the contrary, no prepayment under this clause (d) shall be required if the outstanding principal amount of the Term Loans and any term loans issued pursuant to Section 2.19 is $0 as of the relevant date of prepayment.
     4. Amendment to Section 2.19 of the Credit Agreement. Section 2.19 of the Credit Agreement is hereby amended by replacing such Section in its entirety with the following:
     SECTION 2.19 Incremental Facility. The Borrower may at any time and from time to time after the Fifth Amendment Effective Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request the addition of (collectively, the “Incremental Facilities”) a new tranche of term loans (an “Incremental Term Facility”) or an increase in the Revolving Commitments (“Incremental Revolving Commitments”) or a combination thereof; provided that (i) at the time of any such request and upon the effectiveness of the Incremental Facility Amendment referred to below, no Default or Event of Default shall exist, (ii) the Borrower shall be in compliance with Sections 6.13, 6.14 and 6.16 determined on a pro forma basis both before and after giving effect to such Incremental Facility (as if such Incremental Facility had been outstanding on the last day of the most recent fiscal quarter for testing compliance therewith), (iii) 100% of the Net Proceeds received in respect of any Incremental Term Facility shall be used to prepay, repurchase or redeem the Senior Notes and (iv) all fees and expenses owing to the Administrative Agent and the Lenders in respect of such Incremental Facility shall have been paid (provided that the Administrative Agent will consult with the Borrower before agreeing to any commitment or upfront fees with the banks or other financial institutions providing such Incremental Facility). The Incremental Facilities shall be in an aggregate principal amount not exceeding (in the aggregate) $200,000,000, each Incremental Term Facility shall be in an aggregate principal amount not less than $50,000,000, and each of the Incremental Revolving Commitments shall be in an aggregate principal amount not less than $10,000,000. Each Incremental Facility (a) shall rank pari passu in right of payment and of security with the Revolving Loans and the Term Loans, (b) in the case of an Incremental Term Facility, shall not mature earlier than the Term Loan Maturity Date (but may, subject to clause (c) below, have amortization and commitment reductions prior to such date), (c) in the case of an Incremental Term Facility, shall have a weighted average life that is not less than that of the Term Loans, and (d) in the case of an Incremental Term Facility, for purposes of prepayments, shall be treated substantially the same as (and in any event no more favorably than) the Term Loans; provided that (x) the terms and conditions applicable to any Incremental Facility maturing after the Term Loan Maturity

Date or, if the Term Loans have been paid in full as of the date of the issuance or incurrence of any such Incremental Facility, maturing after the Revolving Maturity Date, may provide for material additional or different financial or other covenants applicable only during periods after the Term Loan Maturity Date or Revolving Maturity Date, as the case may be, and (y) the Incremental Term Facility may be priced differently than the Term Loans. Any such notice shall set forth the requested amount and terms of the relevant Incremental Facility. The Borrower may arrange for one or more banks or other financial institutions, each of which shall be reasonably satisfactory to the Administrative Agent and the Borrower and, with respect only to Incremental Revolving Commitments, the Issuing Bank (any such bank or other financial institution being called an “Additional Lender”), to extend commitments under the Incremental Facility, and each existing Lender shall be afforded an opportunity, but shall not be required, to provide a portion of any such Incremental Facility. Commitments in respect of Incremental Facilities shall become Commitments under this Agreement, and each Additional Lender shall become a Lender under this Agreement, pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each existing Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. An Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents to the extent (but only to the extent) necessary to effect the provisions of this Section. The effectiveness of any Incremental Facility Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 (it being understood that all references to “the date of such Borrowing” in such Section 4.02 shall be deemed to refer to the effective date of such Incremental Facility Amendment). Except as otherwise expressly set forth above, the proceeds of the Incremental Facilities will be used for working capital and other general corporate purposes, including consideration for Permitted Acquisitions.
     Notwithstanding anything contained herein to the contrary, from and after the Fifth Amendment Effective Date, no Incremental Revolving Commitments may be issued or funded hereunder and the foregoing provisions of this Section 2.19 as it relates to the issuance or funding of Incremental Revolving Commitments shall be of no further force and effect.
     5. Amendment to Section 5.01 of the Credit Agreement. Section 5.01 of the Credit Agreement is hereby amended by adding the phrase “and the Secured Leverage Ratio” immediately following the phrase “the Total Leverage Ratio” appearing in clause (c) thereof.
     6. Amendments to Section 6.01 of the Credit Agreement. Section 6.01 of the Credit Agreement is hereby amended by (a) replacing clause (a)(i) thereof in its entirety with the new clause (a)(i) set forth below, (b) replacing the “.” appearing at the end of clause (a)(viii) with “; and”, and (c) adding the new clause (a)(ix) set forth below:

     (i) Indebtedness created under the Loan Documents (including Indebtedness under any Incremental Facilities incurred in compliance with Section 2.19);
     (ix) Indebtedness evidenced by the Senior Notes in an aggregate principal amount not exceeding $650,000,000 at any time outstanding, and any Permitted Refinancings in respect thereof.
     7. Amendments to Section 6.04 of the Credit Agreement. Section 6.04 of the Credit Agreement is hereby amended by (i) replacing the “.” appearing at the end of clause (l) with ”;” and (ii) adding the following new clauses (m), (n) and (o):
     (m) Guarantees made by any Subsidiary Loan Party in respect of obligations under the Senior Notes;
     (n) investments in the Escrow Entity in an aggregate amount not to exceed $30,000,000 in the aggregate; and
     (o) other investments made on or after the Effective Date in an aggregate amount not exceeding $100,000 in the aggregate.
     8. Amendment to Section 6.08 of the Credit Agreement. Section 6.08 of the Credit Agreement is hereby amended by replacing clause (b) in its entirety with the following:
     (b) The Borrower will not, nor will it permit any Subsidiary Loan Party to, make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:
     (i) payment or prepayment of Indebtedness created under the Loan Documents;
     (ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness permitted by Section 6.01;
     (iii) refinancings of Indebtedness to the extent permitted by Section 6.01;
     (iv) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; and
     (v) the repurchase, redemption or other acquisition or retirement for value of all or any portion of the Senior Notes and the payment of any premiums in connection therewith in an aggregate amount not to exceed $200,000,000 during the term hereof (including, without limitation, with the proceeds of Incremental Term Loans).
     9. Amendment to Section 6.09 of the Credit Agreement. Section 6.09 of the Credit Agreement is hereby amended by replacing such Section in its entirety with the following:
     SECTION 6.09. Transactions with Affiliates. The Borrower will not, and will not permit any of the Subsidiary Loan Parties to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary Loan Party than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower and Subsidiary Loan Parties not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.08(a) and (d) any investment permitted by Section 6.04(n).
     10. Amendment to Section 6.10 of the Credit Agreement. Section 6.10 of the Credit Agreement is hereby amended by replacing such Section in its entirety with the following:
     SECTION 6.10. Restrictive Agreements. The Borrower will not, and will not permit any of the Subsidiary Loan Parties to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary Loan Party to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary Loan Party to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary Loan Party or to Guarantee Indebtedness of the Borrower or any other Subsidiary Loan Party; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the Effective Date identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) the foregoing shall not apply to negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 6.01 but only if such negative pledge or restriction expressly permits Liens created under the Loan Documents or any refinancings thereof on a senior basis and without a requirement that such holders of such Indebtedness be secured by such Liens equally and ratably or on a junior basis and (vi) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.
     11. Amendment to Section 6.11 of the Credit Agreement. Section 6.11 of the Credit Agreement is hereby amended by replacing such Section in its entirety with the following:
     SECTION 6.11. FCC Licenses and License Subsidiaries. The Borrower will not permit any FCC License to be owned or acquired by any Person other than a corporation or limited liability company organized under the laws of a jurisdiction in the United States that (a) is a Subsidiary Loan Party and is wholly owned directly by a Loan Party, (b) does not engage in any business or activity other than the ownership of one or more FCC Licenses and activities incidental thereto, (c) does not own or acquire any assets other than one or more FCC Licenses, cash and Permitted Investments and (d) does not have or incur any Indebtedness or other liabilities other than liabilities under the Loan Documents, liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and permitted business and activities (any corporation or limited liability company satisfying the foregoing requirements, a “License Subsidiary”).
     12. Amendment to Section 6.14 of the Credit Agreement. Section 6.14 of the Credit Agreement is hereby amended by replacing such Section in its entirety with the following:
     SECTION 6.14. Secured Leverage Ratio. The Borrower will not permit the Secured Leverage Ratio, as of the last day of any fiscal quarter ending after the Fifth Amendment Effective Date, to be greater than 3.00 to 1.00.
     B. Miscellaneous.
     1. Effectiveness; Conditions Precedent.
     (a) Subject in all respects to clause (b) below, this Fifth Amendment shall become effective and binding upon receipt by the Administrative Agent of counterparts of this Fifth Amendment duly executed by the Borrower, each Subsidiary of the Borrower, the Required Lenders and the Required Revolving Lenders.
     (b) Notwithstanding the foregoing, the amendments set forth in Section A. hereof shall not be operative for any purpose and shall not be effective or binding until the condition set forth is clause (a) above has been satisfied and, in addition, the following conditions have been satisfied:
     (i) On or before June 1, 2011, the Borrower shall have received net cash proceeds from the issuance of the Senior Notes in an amount not less than the amount necessary to pay in full the aggregate outstanding principal amount of Term Loans and all accrued but unpaid interest thereon; and
     (ii) All appropriate parties shall have received the fees and expenses due and payable in connection with this Fifth Amendment.

     2. Repayment of Term Loans. The Borrower shall prepay Borrowings in accordance with Section 2.10 of the Credit Agreement.
     3. Consent of the Subsidiary Loan Parties. Each Subsidiary Loan Party hereby consents, acknowledges and agrees to the amendments set forth herein and hereby confirms and ratifies in all respects the Collateral Agreement to which such Subsidiary Loan Party is a party (including without limitation the continuation of such Subsidiary Loan Party’s payment and performance obligations thereunder upon and after the effectiveness of this Fifth Amendment) and the enforceability of such Collateral Agreement against such Subsidiary Loan Party in accordance with its terms.
     4. Acknowledgment of Perfection of Liens. Each Loan Party hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents.
     5. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Fifth Amendment, the Borrower represents and warrants to the Administrative Agent and the Lenders as follows:
     (i) The representations and warranties made by the Borrower in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof, both before and after giving effect to the transactions contemplated by this Fifth Amendment, except to the extent that such representations and warranties expressly relate to an earlier date;
     (ii) No Default or Event of Default has occurred and is continuing on the date hereof, both before and after giving effect to the transactions contemplated by this Fifth Amendment.
     (iii) This Fifth Amendment and the transactions contemplated hereby are within the power and authority of the Borrower and the Subsidiary Loan Parties and have been duly authorized by all necessary corporate and, if required, stockholder action. This Fifth Amendment has been duly executed and delivered by the Borrower and the Subsidiary Loan Parties and constitutes a legal, valid and binding obligation of the Borrower or such Subsidiary Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
     (iv) This Fifth Amendment and the consummation of the transactions contemplated hereby (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority (including the FCC) or any other Person, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of the Subsidiary Loan Parties or any order of any Governmental Authority (including the FCC), (c) will not violate or result in a default under any indenture, agreement or other material instrument binding upon the Borrower or any of its Subsidiaries or any of their respective assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of the Subsidiary Loan Parties, except Liens created under the Loan Documents.
     6. Modifications to this Amendment. None of the terms or conditions of this Fifth Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 9.02 of the Credit Agreement.
     7. Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms. Except as expressly set forth herein, this Fifth Amendment (a) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Loan Parties under the Credit Agreement or any other Loan Document and (b) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Fifth Amendment shall be deemed a Loan Document, and the Borrower reaffirms its obligations under Section 9.03(b) of the Credit Agreement with respect to this Fifth Amendment and the transactions contemplated hereby.
     8. No Novation. This Fifth Amendment is not intended by the parties hereto to be, and shall not be construed to be, a novation of the Credit Agreement and the other Loan Documents or an accord or satisfaction in regard thereto.
     9. Counterparts. This Fifth Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Fifth Amendment by telecopy or electronic delivery (including by pdf) shall be effective as delivery of a manually executed counterpart of this Fifth Amendment.
     10. Severability. Any provision of this Fifth Amendment which is invalid, prohibited or unenforceable for any reason shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such remaining provisions.

     11. Governing Law. This Fifth Amendment shall be construed in accordance with and governed by the law of the State of New York.
     12. References. All references in any of the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as amended hereby and as further amended, supplemented or otherwise modified from time to time.
     13. Successors and Assigns. This Fifth Amendment shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, each of the Subsidiary Loan Parties and Lenders, and their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in Section 9.04 of the Credit Agreement.
[Signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER: CUMULUS MEDIA INC., as Borrower
By:	/s/ Richard S. Denning
	Name:	Richard S. Denning
	Title:	Senior Vice President and General Counsel

SUBSIDIARY LOAN PARTIES: CUMULUS BROADCASTING LLC
By:	/s/ Richard S. Denning
	Name:	Richard S. Denning
	Title:	Vice President

CUMULUS LICENSING LLC
By:	/s/ Richard S. Denning
	Name:	Richard S. Denning
	Title:	Vice President

BROADCAST SOFTWARE INTERNATIONAL
By:	/s/ Richard S. Denning
	Name:	Richard S. Denning
	Title:	Vice President

CUMULUS MEDIA HOLDINGS INC.
By:	/s/ Richard S. Denning
	Name:	Richard S. Denning
	Title:	Vice President

CADET MERGER CORPORATION
By:	/s/ Richard S. Denning
	Name:	Richard S. Denning
	Title:	Vice President

LENDERS and ADMINISTRATIVE AGENT: GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender and Administrative Agent
By:	/s/ Marshall T. Mangum
	Name:	Marshall T. Mangum
	Title:	Authorized Signatory

[Form of signature page for Lenders to Amendment No. 5
to Credit Agreement for Cumulus Media Inc.]

[LENDER]
By:	/s/
Name:
Title: